Exhibit 99.2

IPO Pricing Press Release

Confidential Draft – March 22, 2021

MSD Acquisition Corp. Announces Pricing of $500,000,000 Initial Public Offering

NEW YORK, March 24, 2021 – MSD Acquisition Corp. (the “Company”) today announced the pricing of its initial public offering (“IPO”) of 50,000,000 units at a price of $10.00 per unit. The units will be listed on The Nasdaq Capital Market (the “Nasdaq”) and trade under the symbol “MSDAU” beginning March 25, 2021.

Each unit consists of one of the Company’s Class A ordinary shares and one-fifth of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the Nasdaq under the symbols “MSDA” and “MSDAW,” respectively.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC acted as joint book-running managers and representatives for the underwriters for the offering. The Company has granted the underwriters a 45-day option to purchase up to 7,500,000 additional units to cover over-allotments, if any.

The offering is expected to close on March 29, 2021, subject to customary closing conditions.

The public offering will only be made by means of a prospectus. Copies of the preliminary prospectus relating to the offering and final prospectus, when available, may be obtained from Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282; telephone: (866) 471-2526; email: Prospectus-ny@ny.email.gs.com or Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, Email: prospectus@morganstanley.com.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MSD Acquisition Corp.

MSD Acquisition Corp. is a newly incorporated special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination. The Company is led by its founders Gregg Lemkau, the Chief Executive Officer of MSD Partners and former Co-Head of the Investment Banking Division at Goldman Sachs, and John Phelan, the Co-Founding Partner and Chief Investment Officer of MSD Partners and MSD Capital. MSD Partners is an investment adviser established in 2009 by partners of MSD Capital, which is the private investment firm that was established in 1998 to exclusively manage the capital of Michael Dell, the Chairman and Chief Executive Officer of Dell Technologies, and his family. As of December 31, 2020, MSD Capital and MSD Partners collectively manage over $19 billion. Michael Dell is the Company’s Strategic Advisor and will be a resource in its pursuit of an initial business combination.

MSD Acquisition Corp. may pursue an investment in any business industry or sector, and plans to leverage its deal experience, investment track record, and expertise across various growth-oriented sectors, including technology and media. The Company believes its affiliation with MSD Partners, the experience and network of its management team and Strategic Advisor, and the access to its board members’ expertise will be attractive to potential target businesses and will enable it to identify and execute a successful business combination.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed IPO. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts:

Todd Fogarty or Anntal Silver

Kekst CNC

212-521-4854 or 212-521-4849

MSDAcquisition@kekstcnc.com

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